Exhibit 99.1
PROG Holdings Announces Cost Savings Actions

SALT LAKE CITY, January 25, 2024 – PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build, today announced several actions as a continuation of cost reduction initiatives expected to result in annual pre-tax savings for the Company.

These additional actions, which include a reduction in workforce, the termination of certain independent sales agent agreements, and office space consolidation, are intended to drive efficiencies within the Company’s cost structure while enabling it to remain committed to funding growth-related initiatives.

The Company believes that these actions, which are expected to be substantially completed during the first quarter of 2024, will result in annualized pre-tax savings of approximately $15 million.

“While our GMV in the fourth quarter of 2023 was better than expected, our overall lease portfolio size was down entering 2024 and we must continue to actively manage our business to best position us for future success,” said PROG Holdings President and CEO Steve Michaels. “Decisions impacting our employees are never easy, however our company is stronger because of their contributions, and I am incredibly proud of what we have achieved together.”

The Company is also providing an update to select financial metrics from the outlook provided in its Q3 2023 earnings release. Total revenues and diluted non-GAAP EPS are expected to meet or slightly exceed the high-end of the full-year 2023 outlook, while Adjusted EBITDA is expected to be within the provided range. In addition, the Company's gross merchandise volume for the fourth quarter of 2023 was better than expected.

PROG Holdings will discuss these actions and provide additional updates on its business during its fourth quarter earnings call on Wednesday, February 21, 2024, which can be accessed via the Company’s Investor Relations website,
https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.

Exhibit 99.1
Forward Looking Statements:
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact made herein are forward-looking statements, including, without limitation, statements regarding the update to the Company’s full year 2023 outlook, the intended effects of the Company’s continuation of its cost reduction initiatives, the timing of completion of the Company’s continuation of its cost reduction initiatives, and the Company’s estimates and expectations regarding the amount of annualized pre-tax savings associated with those initiatives. The Company has based these forward-looking statements on current expectations and assumptions regarding the cost reduction initiatives, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of additional unexpected costs, charges and expenditures related to the continuation of the cost reduction initiatives, the risk that the Company will not achieve the anticipated pre-tax savings from the continuation of the cost reduction initiatives, the risk that the Company’s continuation of its cost reduction initiatives may negatively impact the Company’s revenue, business operations and reputation and other risks and uncertainties outside of our control. Additional risks and uncertainties that may cause actual results to differ materially include the risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on October 25, 2023. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

Investor Contact
John A. Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com